EXHIBIT 10.11

AMENDMENT No. 2 TO
CONVERTIBLE NOTES PURCHASE AGREEMENT

This Amendment No. 2 to Convertible Notes Purchase Agreement (this “Amendment”) is entered into on this 10 day of November, 2008, by and between Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Issuer”), and China Gold, LLC, a Kansas limited liability company, its successors and assigns (together with its successors and assigns “Purchaser”), to amend, as hereinafter set forth, the terms of that certain Convertible Notes Purchase Agreement dated April 10, 2007 by and between Issuer and Purchaser, as previously amended on June 19, 2007 (as amended, the “Purchase Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings as defined in the Purchase Agreement.

A. Issuer and Purchaser entered into the Purchase Agreement on April 10, 2007, which contemplated the initial sale by Issuer, and purchase by Purchaser, of an aggregate minimum of $12,000,000 and an aggregate maximum of $25,000,000 in convertible notes of Issuer within 12 months of the Initial Closing Date.

B. Pursuant to the Purchase Agreement, on April 10, 2007, Issuer sold, and Purchaser purchased, that certain Convertible Note in the amount of $3,000,000 (“Note 1”). On May 7, 2007, Issuer sold, and Purchaser purchased, that certain Convertible Note in the amount of $2,000,000 (“Note 2”). On June 19, 2007, Issuer sold and Purchaser purchased that certain Convertible Note in the aggregate amount of $4,000,000 (“Note 3”). On July 9, 2007, Issuer sold, and Purchaser purchased, that certain Convertible Note in the amount of $800,000 (“Note 4”; collectively with Note 1, Note 2 and Note 3, the “Prior Notes”).

C. On even date herewith, Issuer and Purchaser have cancelled the Prior Notes and Issuer has issued Purchaser an Amended and Restated Promissory Note in the aggregate principal amount of $9,800,000 in the form attached hereto as Exhibit A (the “Amended and Restated Note”), which, amongst other amendments to the terms of the Prior Notes, terminates the conversion feature of the Prior Notes and terminates certain Purchase Rights (as defined in the Purchase Agreement) provided to Purchaser. In consideration thereof, Issuer has issued Purchaser a five-year warrant to purchase up to 39,200,000 shares of the Issuer’s common stock, par value $0.01 per share, at an exercise price of $0.15 per share, in the form attached hereto as Exhibit B.

D. Issuer and Purchaser wish to amend the Purchase Agreement, in the respects, but only in the respects, as set forth herein, to eliminate the Purchase Rights previously provided to Purchaser in the event of satisfaction of the Prior Notes or the Amended and Restated Note.

Now, Therefore, the parties hereto hereby agree as follows:

Section 1. AMENDMENTS

1.1 Section 2.5 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

2.5 Prepayment of Notes in Event of Iron Ore Closing. Notwithstanding the specific terms and conditions of any Notes, in the event Issuer and/or any of Issuer’s wholly owned subsidiaries complete a joint venture with London Mining plc relating to China Global Mining Resources Limited, a British Virgin Islands corporation (“CGMR”), or any affiliate thereof, and the related acquisition by CGMR, or any affiliate thereof, of one or more iron ore mining properties in the People’s Republic of China at a time when any Notes remain outstanding (the “Iron Ore Closings”), Issuer shall, to the extent funds are available from the Iron Ore Closings, prepay in whole or in part the outstanding Notes issued under the Purchase Agreement out of the proceeds from the Iron Ore Closings. Issuer shall provide, as reasonably practicable, Purchaser notice of the proposed time of effectiveness of the Iron Ore Closings within a reasonable time prior to any such proposed effectiveness.

1.2 Section 8.25 of the Purchase Agreement is hereby deleted in its entirety.

1.3 The definition of the term “Registrable Securities” in Section 2 of Appendix 1 to the Purchase Agreement is hereby deleted and the following definition is substituted in place thereof:

“Registrable Securities means (i) any shares of Common Stock issuable upon exercise of the Warrant issued to Purchaser by Issuer on November 10, 2008 or any warrant issued in replacement thereof; and (ii) any additional shares of Common Stock issued pursuant to stock splits, in-kind dividends and similar distributions with respect to the stock described in the foregoing clause, but does not include any such shares, which, at the time the identity of the Registrable Securities is to be determined, previously have been sold pursuant to a registration or Rule 144, including Rule 144(K) or Rule 144A.”

1.4 All references to the defined term “Note” or “Notes” in the Purchase Agreement and the other Investment Documents, including the Security Documents, incorporated by reference in the Purchase Agreement shall hereinafter refer to the Amended and Restated Note in lieu of the Initial Note and Additional Notes.

1.5 All references to (i) conversion and the terms of conversion of the Notes and (ii) Purchase Rights shall hereinafter have no legal effect.

Section 2. SUPPLEMENTAL REPRESENTATION

2.1 On November 10, 2008, Issuer makes to Purchaser the supplemental representation and warranty included in Exhibit C (the “Supplemental Representation”). The Supplemental Representation is accurate as of November 10, 2008 and Issuer does not undertake any obligation to update the applicability, voracity or accuracy of any representation on any other date, except as otherwise required under the Purchase Agreement.

Section 3. MISCELLANEOUS

3.1 This Amendment shall be construed in connection with and as part of the Purchase Agreement, and, except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Purchase Agreement, are hereby ratified and shall be and remain in full force and effect.

3.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment, unless the context otherwise requires.

3.3 The description headings of the various sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

3.4 This Amendment shall be governed by and construed in accordance with Kansas law.

3.5 This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Signature to this Amendment may be given by facsimile or other electronic transmission and such signatures shall be fully binding on the party sending the same.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ISSUER:	WITS BASIN PRECIOUS MINERALS INC.,
a Minnesota corporation

	By:	/s/ Mark D Dacko
	Name:	Mark D. Dacko
	Title:	Chief Financial Officer

PURCHASER:	CHINA GOLD, LLC,
a Kansas limited liability company

	By:	Pioneer Holdings, LLC
	Its:	Manager

By:	/s/ C. Andrew Martin
Name: C. Andrew Martin
Title: Manager, Member